CUSIP NO.: 708094107                                         PAGE 17 OF 21 PAGES

                                   EXHIBIT A

           Identification and Classification of Members of the Group
           ---------------------------------------------------------

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the members of the group making this joint filing are identified and classified as follows:

              Name                   Classification
              ----                   --------------

Strome Partners, L.P.                A private limited partnership that
                                     purchases and sells securities for
                                     investment for its own account

Strome Offshore Limited              A private offshore investment corporation
                                     that purchases and sells securities for
                                     investment for its own account

Strome Hedgecap Fund, L.P.           A private limited partnership that
                                     purchases and sells securities for
                                     investment for its own account

Strome Hedgecap Limited              A private offshore investment corporation
                                     that purchases and sells securities for
                                     investment for its own account

Strome Investment Management, L.P.   Investment Adviser registered under the
(the "Adviser")                      Investment Advisers Act of 1940

SSCO, Inc. ("General Partner")       A control person due to its role as
                                     General Partner of the Adviser

Mark E. Strome                       A control person of the Adviser and settlor
                                     and trustee of the trust that is the
                                     controlling shareholder of the General
                                     Partner